SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2011

FERO INDUSTRIES, INC.

 (Exact name of registrant as specified in its charter)

Colorado	000-53337	01-0884561
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
254-16 Midlake Boulevard SE Calgary, Alberta Canada T2X 2X7
(Address of principal executive offices)
(403) 383-7663
(Registrant’s Telephone Number)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

Phone: 619.546.6100

Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FERO INDUSTRIES, INC.

Form 8-K

Current Report

ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 29, 2011, Fero Industries, Inc., a Colorado corporation (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Luis Manuel Ornelas Lopez (“Mr. Lopez”) pursuant to which Mr. Lopez shall be employed as the President and Chief Operating Officer of the Company for a term of three (3) years commencing on September 1, 2011. In exchange, Mr. Lopez shall receive a one-time issuance of twelve million (12,000,000) fully paid and non-assessable restricted shares of the Company’s common stock, and a monthly salary to bet set by the Company’s Board of Directors, per the terms and conditions set forth in the Employment Agreement.

The foregoing summary description of the terms of the Employment Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Employment Agreement, this reference is made to such agreement, which is filed hereto as Exhibit 10.1 and incorporated herein by this reference.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein are intended to be issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 31, 2011, Kyle Schlosser resigned as President and Director of the Company.  The resignation did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies, practices, or otherwise.

On August 31, 2011, , Mr. Lopez was appointed as President and Chief Executive Officer, Chief Operating Officer of the Company.  On August 31, 2011, Mr. Lopez accepted the appointment.

The biography for Mr. Lopez is set forth below:

LUIS MANUEL ORNELAS LOPEZ – Mr. Lopez is an accomplished businessman with over ten years of experience and education in business administration, economics, negotiations, law and corporate affairs.  Since July 2005, Mr. Lopez has served as Managing Director of Pharmaroth Latin America S.A. De C.V., a company that markets and distributes a treatment for diabetes, where he is responsible for preparing business partnership agreements, negotiating strategic alliances, presenting reports and information to the Board of Directors, coordinating regulatory affairs and production, creating distribution and marketing plans and overseeing the importation and exportation of raw materials and products.  Since 2004, Mr. Lopez has also continued to serve as Vice President of Latin America Operations for Biotech Holdings LTD, where he coordinates regulatory affairs of the company in Mexico, El Salvador, Guatemala and Argentina, presents reports and information to the Board of Directors, participates in market research and products development, and reviews corporate governance policies and strategies.  From 2000 to 2004, Mr. Lopez worked for Micrometrix S.A. De C.V. as a Commercial Manager, where he conducted negotiations, prepared international sales agreements and participated in national and international tradeshows. In light of Mr. Lopez’s extensive corporate experience, the Board of Directors concluded that it was in the Company's best interests for him to serve as President and Chief Operating Officer.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement between the Company and Mr. Lopez dated July 29, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FERO INDUSTRIES, INC.
Date: August 31, 2011	By:	/s/ Kyle Schlosser
Kyle Schlosser
Chief Executive Officer